EXHIBIT 99.2
Vanguard Health Systems, Inc.
Supplementary Financial Information

Adjusted EBITDA Margin Presentation of Most Directly Comparable GAAP Financial Measure (Net Income/Loss Margin) and Reconciliation of Adjusted EBITDA to Net Income/Loss Margin

	(unaudited) Quarter ended June 30		Year ended June 30

(in millions)	2004 (predecessor)	2005	2004 (predecessor)	2005 (combined)

Adjusted EBITDA	$51.2	$65.1	$173.0	$244.8
Total revenues	469.2	632.4	1,782.8	2,268.9

Adjusted EBITDA Margin	10.9%	10.3%	9.7%	10.8%

Adjusted EBITDA	$51.2	$65.1	$173.0	$244.8
Interest, net	(10.7)	(26.0)	(43.1)	(88.3)
Income tax benefit (expense)	(6.5)	(1.2)	(24.9)	33.6
Depreciation and amortization	(18.0)	(29.0)	(64.7)	(82.0)
Minority interests	0.2	(0.1)	2.5	0.4
Gain (loss) on sale of assets	‑	0.4	0.8	(0.6)
Equity method income (loss)	(1.1)	0.3	1.5	0.9
Stock compensation	‑	(0.3)	(0.1)	(97.4)
Debt extinguishment costs	(4.9)	‑	(4.9)	(62.2)
Merger expenses	‑	(0.1)	‑	(23.3)
Monitoring fees	‑	(1.3)	‑	(4.0)

Net income (loss)	$10.2	$7.8	$40.1	$(78.1)
Total revenues	$469.2	$632.4	$1,782.8	$2,268.9

Net income (loss) margin	2.2%	1.2%	2.2%	(3.4)%